                                                                    Exhibit 23.1


                        Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the registration of 200,000 shares of The Williams Companies, Inc. common stock to be used in connection with the Mid-South PACE Savings and Retirement Plan of our report dated February 26, 1999, with respect to the consolidated financial statements and schedule of The Williams Companies, Inc. included in its Annual Report (10-K) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.





                                                       /S/ ERNST & YOUNG LLP

Tulsa, Oklahoma
November 1, 1999